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                                                                     EXHIBIT 5.1

 INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY

 P. O. BOX 2508                                                         [SEAL]
 CINCINNATI, OH 45201
                                        Employer Identification Number:
 Date: APR 02 2003                        55-0686448

                                        DLN:

 CENTURY ALUMINUM OF WEST VIRGINIA        17007073153002
  INC                                   Person to Contact:
 C/0 ELIZABETH J DECKMAN                  RAYMOND PERREAULT            ID# 11627
 HELLER EHRMAN WHITE & MCAULIFFE LLP    Contact Telephone Number:
 701 FIFTH AVE STE 6100                   (877) 829-5500
 SEATTLE, WA 98104-0000                 Plan Name:
                                          CENTURY ALUMINUM 401K PLAN

                                        Plan Number: 004

Dear Applicant:

      We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

      Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

      The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination letter is applicable for the amendment(s) executed on 02/22/02 & 04/03/01.

      This determination letter is also applicable for the amendment(s) dated on 10/11/99 & 03/04/99.

      This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub, L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000,

                                                              Letter 835 (DO/CG)

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                                      -2-
CENTURY ALUMINUM OF WEST VIRGINIA

Pub. L. 106-554.

      This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401 (a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub L. 107-16.

      The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

      The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                          Sincerely yours,

                                          /s/ Paul T. Shultz
                                              -------------------------
                                          Paul T. Shultz
                                          Director,
                                          Employee Plans Rulings & Agreements

 Enclosures:
 Publication 794
 Addendum

                                                              Letter 835 (DO/CG)

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                                              - 3

CENTURY ALUMINUM OF WEST VIRGINIA

      This determination letter is also applicable for the amendment(S) dated on 07/01/97 & 10/16/96.

      This determination letter is also applicable for the amendments dated 06/01/96, 12/15/95, 12/16/94, and 04/01/91

      This letter supersedes our letter dated February 07, 2003.

      This superseding letter is based upon representations made by you or your representative in a telephone call or letter of March 06, 2003.

                                                              Letter 835 (DO/CG)